Exhibit 99.1

CTG to Announce Fourth Quarter and Fiscal Year 2020

Financial Results on February 23

BUFFALO, N.Y., February 9, 2021 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced it will release fourth quarter and fiscal year 2020 financial results on Tuesday, February 23, 2021, before the market opens, followed by a conference call to discuss the Company’s financial results and business outlook at 11:00 a.m. Eastern Time. Interested parties can dial +1 888 251 2949 or +1 215 861 0694 beforehand and enter the conference access code 9631107#. A live audio webcast will also be available in the Investors section of CTG’s website: www.ctg.com.

A telephone replay of the conference call will be available approximately two hours after the conference call and may be accessed through Friday, February 26, 2021 by dialing +1 844 585 0643. The webcast will also be archived on CTG’s website at events and presentations for at least 90 days following completion of the conference call.

About CTG

CTG creates and delivers comprehensive information technology and business offerings built on a proven track record for measurably improving the quality and impact of enterprise technology. CTG’s offerings accelerate digital transformation to help our clients achieve their desired technology and business outcomes. Our reputation as a reliable, results-driven partner reflects our uncompromising commitment to ensuring that our clients’ transformation initiatives will deliver the results necessary to compete in their new normal: improved data-driven decision-making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India that serve clients’ needs across a range of industries. The Company regularly posts news and other important information at www.ctg.com.

Investors and Media:

John M. Laubacker, Chief Financial Officer

+1 716 887 7368